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                                                                  EXHIBIT 10.12C

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                               SECURITY AGREEMENT


      This SECURITY AGREEMENT (the "Agreement") is made as of this 29th day of September, 2000, by and between FLEET NATIONAL BANK, a national banking association with a place of business at 777 Main Street, Hartford, Connecticut 06115 ("Bank" or "Secured Party") and EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation with a principal place of business at 1806 New Britain Avenue, Farmington, Connecticut 06032 ("Debtor" or "Borrower").

                                   WITNESSETH:

         WHEREAS, On October 3, 1985, Bank and EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation with a principal place of business at 1806 New Britain Avenue, Farmington, Connecticut 06032 ("Borrower") entered into a certain Revolving Loan and Security Agreement which has been amended and restated from time to time, and in its entirety by a certain Fifth Amended and Restated Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated February 28, 1995, as amended by a certain Sixth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated July 31, 1995, as further amended by a certain Seventh Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated as of January 26, 1996, as further amended by a certain Eighth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated as of April 10, 1996, as further amended by a certain Ninth Amendment to Revolving Loan, Term Loan, Equipment Loan, Security Agreement, Modification of Notes and Reaffirmation of Guaranties dated May 27, 1997 between Borrower and Bank, as further amended by a certain Tenth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated May 22, 1998, as further amended by a certain Eleventh Amendment to Loan and Security Agreement, Modification of Notes and Reaffirmation of Guaranties dated as of June 30, 1998 and as further amended by a certain Twelfth Amendment to Loans and Security Agreement Modification of Notes and Reaffirmation of Guaranties dated as of November 25, 1998 (as amended and in effect from time to time, the "Loan Agreement"); and

       WHEREAS, pursuant to the Loan Agreement, the Bank has made: (i) a $13,000,000 revolving loan (the "Revolving Loan"), as evidenced by a certain Second Amended and Restated Revolving Promissory Note dated as of June 30, 1998 (the "Revolving Note"), (ii) a $14,000,000 term loan (the "Acquisition Term Loan"), as evidenced by a certain Term Promissory Note dated June 30, 1998 (the "Acquisition Term Note"), (iii) a $541,153.34 term loan (the "Consolidated Equipment Loan"), as evidenced by a certain Amended and Restated Promissory Note dated March 27, 1997 (the "Consolidated Equipment Note"), (iv) a $4,000,000 term loan (the "Term Loan"), as evidenced by a certain Term Promissory Note dated March 22, 1993 (the "Term Note"), (v) a $1,000,000 construction to permanent loan (the "Construction Loan"), as evidenced by a certain Construction to Permanent Loan Promissory Note dated July 31, 1995 (the "Construction Note"),
(vi) a $3,000,000 equipment loan (the "Third Equipment Loan"), as evidenced by

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a certain Equipment Promissory Note III dated as of March 27, 1997 (the "Third
Equipment Note"), and (vii) a $3,000,000 equipment loan (the "Fourth Equipment Loan"), as evidenced by a certain Equipment Promissory Note IV dated as of May 22, 1998 (the "Fourth Equipment Note" and collectively with the Revolving Note, Acquisition Term Note, Consolidation Equipment Note, Term Note, Construction Note and Third Equipment Note, as amended and in effect from time to time, collectively, the "Original Notes"); and

       WHEREAS, the Borrower has executed a certain Term Note dated of even date herewith ("Note") in the principal amount of SEVEN MILLION AND 00/100 DOLLARS ($7,000,000.00) which Note supersedes and replaces the Original Notes in their entirety and evidences the same indebtedness that has been evidenced by the Original Notes; and

      WHEREAS, Bank has requested that Debtor agree to provide certain collateral to secure repayment of Debtor's obligations to Bank pursuant to the Note and any other present or future loan, advance or extension of credit by Bank to Debtor; and

      WHEREAS, Debtor has agreed to provide said collateral; and

      NOW, THEREFORE, in consideration of the foregoing and of the covenants set forth herein, Secured Party and Debtor hereby agree as follows:

                             Section 1. DEFINITIONS.

      All capitalized terms used herein or in any certificate, report or other document delivered pursuant hereto, unless otherwise defined, shall have the meanings assigned to them below.

      Section 1.1. "Accounts" means all rights of Debtor to payment for goods sold or leased or for services rendered, all sums of money or other proceeds due or becoming due thereon, all instruments pertaining thereto, all guarantees and security therefor, and Debtor's rights pertaining to and interest in such goods, including the right of stoppage in transit, replevin or reclamation; all Chattel Paper; all amounts due from affiliates of Debtor; all insurance proceeds; all other rights and claims to the payment of money, under contracts or otherwise; and all other property constituting "accounts" as such term is defined in the Uniform Commercial Code.

      Section 1.2. "Collateral" means all Accounts, Chattel Paper, Documents, Goods, Fixtures, Securities, Documents of Title, Inventory, Instruments, General Intangibles, Equipment and Records now owned or acquired at any time hereafter by Debtor, wherever located or situated, and the products and proceeds
(including condemnation proceeds) of the foregoing, all accessions and additions thereto and all substitutions and replacements therefor.
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      Section 1.3. "Chattel Paper" means "chattel paper" as that term is defined in the Uniform Commercial Code.

      Section 1.4. "Documents" means "documents" as that term is defined in the Uniform Commercial Code.

      Section 1.5. "Documents of Title" means "documents of title" as defined in the Uniform Commercial Code.

      Section 1.6. "Encumbrance" or "Encumbrances" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a financing lease or any analogous arrangements in any of Debtor's properties or assets, intended as, or having the effect of, security.

      Section 1.7. "Equipment" means all machinery, equipment and fixtures, office furniture, furnishings and trade fixtures, specialty tools and parts, motor vehicles and materials handling equipment of Debtor, together with Debtor's interest in, and right to, any and all manuals, computer programs, data bases and other materials relating to the use, operation or structure of any of the foregoing; and all other property constituting "equipment" as such term is defined in the Uniform Commercial Code.

      Section 1.8. "Event of Default" has the meaning set forth in Section 7 hereof.

      Section 1.9. "Fixtures" means "fixtures" as that term is defined in the Uniform Commercial Code.

      Section 1.10. "General Intangibles" means all rights with respect to trademarks, service marks, trade names, trade styles, patents, copyrights, mask works, trade-secrets information, other proprietary rights and rights to prevent others from doing acts that constitute unfair competition with Debtor or misappropriation of its property, including without limitation any sums (net of expenses) that Debtor may receive arising out of any claim for infringement of its rights in any of the foregoing, and all rights of Debtor under contracts to enjoy performance by others or to be entitled to enjoy rights granted by others, including without limitation any licenses; all tax refunds; all rights, title and interest of Debtor in and to all documents, books, records and other information (on whatever medium recorded, and including without limitation computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained by Debtor that reflect the conduct of Debtor's business, such as financial records, marketing and sales records, research and development records, and design, engineering and manufacturing records; all rights under service bureau service contracts; all computer data and the concepts and ideas on which said data is based; all developmental ideas and concepts, papers, plans, schematics, drawing, blueprints, sketches and documents; all data bases; all customer lists; and all other property constituting "general intangibles" as such term is defined in the UCC.
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      Section 1.11. "Goods" means "goods" as that term is defined in the UCC.

      Section 1.12. "Instruments" means "instruments" as that term is defined in the UCC.

      Section 1.13. "Inventory" means any and all goods, merchandise and other personal property (including warehouse receipts and other negotiable and non-negotiable documents of title covering any such property) of Debtor that are held for sale, lease or other disposition, or for display or demonstration, or leased or consigned, or that are raw materials, piece goods, supplies, work-in-process, finished goods, goods returned by customers, or materials used or consumed or to be used or consumed in Debtor's business, whether in transit or in the possession of Debtor or another, including without limitation all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and goods located on the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other third parties; all proprietary rights, patents, plans, drawings, diagrams, schematics, assembly and display materials relating to any of the foregoing; and all other property constituting "inventory" as such term is defined in the UCC.

      Section 1.14. "Obligations" means any and all loans, advances, indebtedness, liabilities, obligations, covenants or duties of Borrower to Bank of any kind or nature, including obligations to pay money and to perform acts or refrain from taking action, whether arising under a loan, lease, credit card, line of credit, letter of credit, guaranty, indemnity, overdraft, confirmation, acceptance, interest rate protection, currency exchange or other type of financing arrangement, and any and all extensions and renewals thereof, and modifications and amendments thereto, whether in whole or in part, whether created directly by Bank or acquired by assignment, purchase, discount or otherwise, whether any of the foregoing are direct or indirect, joint or several, absolute or contingent under, due or to become due, now existing or hereafter arising under any present or future agreement or instrument, and whether or not evidenced by a writing and specifically including but not being limited to unpaid principal and all accrued and unpaid interest thereon, together with all fees, expenses, including attorneys' fees, penalties, and other amounts owing by or chargeable to by Debtor under the Note.

      Section 1.15. "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature, whether public or private.

      Section 1.16. "Records" means all books, records, customer lists, ledger cards, computer programs, computer tapes, disks, printouts and records and other property and General Intangibles at any time evidencing or relating to any of the types (or items) of property covered by this Agreement, whether now in existence or hereafter created.
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      Section 1.17. "Securities" means all of the securities and instruments of
Debtor, including without limitation all stocks, bonds, Treasury bills, certificates of deposit and mutual or money market fund shares; and all sums due or to become due on any of the foregoing, and all securities, instruments or other property purchased or acquired as a result of the investment and reinvestment thereof as hereinafter provided, and all other property constituting "securities" as such term is defined in the UCC.

      Section 1.18. "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect in the State of Connecticut.

                               Section 2. GRANT.

      As security for the prompt and complete payment and performance of the Obligations, Debtor hereby grants to Secured Party a continuing security interest in, and assigns and pledges to Secured Party, all of its right, title and interest in and to the Collateral.

      Section 3. REPRESENTATIONS, WARRANTIES AND COVENANTS

      Debtor makes the following representations and warranties, and agrees to the following covenants, each of which representations, warranties and covenants shall be continuing and in force so long as this Agreement is in effect:

      Section 3.1. Name; Debtor/Collateral Location; Changes.

              (a) The name of Debtor set forth on the first page hereof is the true and correct legal name of Debtor and the Debtor has not done business as or used any other name in the last five (5) years, except as set forth on Schedule A hereof.

              (b) The address of Debtor set forth on the first page hereof is Debtor's chief executive office and the place where its business records are kept. All tangible Collateral other than Securities is located at such chief executive office.

              (c) Debtor will not change its name, identity or organizational structure or chief executive office or place where its business records are kept, or move any tangible Collateral (other than Securities), or merge into or consolidate with any other Person, unless Debtor shall have given Secured Party at least thirty (30) days' prior written notice thereof and shall have delivered to Secured Party such new UCC financing statements or other documentation as may be necessary or required by Secured Party to ensure the continued perfection and priority of the security interests granted by this Agreement.
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      Section 3.2. Organization; Good Standing. If Debtor is other than an individual, it is duly organized, validly existing and in good standing under the laws of the state of its organization and duly qualified and in good standing in every other state in which the nature of its business or properties requires such qualification.

      Section 3.3. Authorization of Agreement; No Consents; No Conflicts. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action, corporate or otherwise, and do not and will not: (i) require any consent or approval of the stockholders of Debtor, if any; (ii) contravene the terms of the charter, by-laws or other organizational papers of Debtor; (iii) violate any applicable law, rule or regulation of any governmental agency; (iv) contravene any provision of any agreement, instrument, order or undertaking binding on Debtor or by which any of its properties are bound or affected; (v) other than as contemplated hereby, result in or require the imposition of any Encumbrance on any of the properties or assets of Debtor; or
(vi) other than filings required by the Uniform Commercial Code, require the approval or consent of, or filing or registration with, any Federal, state or local governmental or other agency, authority or instrumentality, or any other Person.

      Section 3.4. Ownership of Collateral; Absence of Liens and Restrictions. The Debtor is, and in the case of property acquired after the date hereof, will be, the sole legal and equitable owner of the Collateral, holding good and marketable title to the same free and clear of all Encumbrances except for the security interests granted hereunder or permitted hereby, and has good right and legal authority to assign, deliver, and creates a security interest in the Collateral in the manner herein contemplated. The Collateral is genuine and is what it is purported to be. The Collateral is not subject to any restriction that would prohibit or restrict the assignment, delivery or creation of the security interest contemplated hereunder.

      Section 3.5. Second Priority Security Interests. This Agreement, together with the filing of UCC financing statements in the appropriate offices, creates a valid and continuing second lien on and perfected security interest in the Collateral (except for property located in the United States in which a security interest may not be perfected by filing under the UCC), subject only to General Electric Capital Corporation's security interest in the Collateral, and is enforceable as such against creditors of Debtor, any owner of the real property where any of the Collateral is located, any purchaser of such real property and any present or future creditor obtaining a lien on such real property. Except as set forth on Schedule A attached hereto, no financing statement under the Uniform Commercial Code of any state or other instrument evidencing a lien that names Debtor as debtor is on file in any jurisdiction and Debtor has not signed any such document or any agreement authorizing the filing of any such financing statement or instrument. All rights of Secured Party and Debtor are subject to the agreements between Debtor and General Electric Capital Corporation.

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      Section 3.6. Validity of Accounts. Each Account is and shall be a valid, legal and binding obligation of the account Debtor purported to be obligated thereon, enforceable in accordance with its terms and free of material setoffs, defenses or counterclaims.

      Section 3.7. Fixture Conflicts; Required Waivers. The Debtor intends, to the extent not inconsistent with applicable law, that the Collateral shall remain personal property of Debtor and shall not be deemed to be a Fixture irrespective of the manner of its attachment to any real estate. The Debtor will deliver to Secured Party such disclaimers, waivers or other documents as Secured Party may request, executed by each Person having an interest in such real estate.

      Section 3.8. Inspection; Verification of Accounts. The Debtor will at all reasonable times allow Secured Party to examine, inspect or make extracts from or copies of Debtor's books and records, inspect the Collateral and arrange for verification of Accounts constituting Collateral directly with Debtor's accountants, the account Debtors or by other methods.

      Section 3.9. Accounts; Collection and Delivery of Proceeds. The Debtor will diligently collect all of its Accounts until Secured Party exercises its rights to collect the Accounts pursuant to this Agreement. The Debtor shall, at the request of Secured Party, notify account Debtors of the security interest of Secured Party in any Account and that payment thereof is to be made directly to Secured Party. Upon request of Secured Party, any proceeds of Accounts or Inventory constituting Collateral received by Debtor, whether in the form of cash, checks, notes or other instruments, shall be held in trust for Secured Party and Debtor shall deliver said proceeds daily to Secured Party, without commingling, in the identical form received (properly endorsed or assigned where required to enable to Secured Party to collect same).

      Section 3.10. Equipment and Inventory; Insurance. The Debtor will keep the Collateral insured at all times by insurance in such form and amounts as may be satisfactory to Secured Party, and in any event (without specific request by Secured Party) will insure the Collateral against physical hazard insurance on an "all risks" basis, including fire, theft, and, in the case of motor vehicles, collision. Such insurance shall be with insurance companies satisfactory to Secured Party and shall be payable to Secured Party as an additional insured and Debtor, as their respective interests may appear. Such insurance shall provide for not less than thirty (30) days' notice of cancellation, change in form or non-renewal to Secured Party, and shall insure the interest of Secured Party regardless of any breach or violation by Debtor or any other person of the warranties, declarations or covenants contained in such policies. The Debtor shall insure the Collateral in amounts sufficient to prevent the application of any co-insurance provisions. The Debtor shall evidence its compliance with the foregoing by delivering a certificate with respect to each policy concurrently with the execution hereof, annually thereafter, and from time to time upon the request of Secured Party.
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      Section 3.11. Equipment and Inventory; Maintenance and Use, Payment of
Taxes. The Debtor will keep the Collateral in good order and repair, will not use the same in violation of law or any policy of insurance thereon, and will pay promptly when due all taxes and assessments on the Collateral or on its use or operation.

      Section 3.12. General Intangibles; Registration, Maintenance of Copies. The Debtor will apply for, and pursue diligently applications for, registration of its ownership of the General Intangibles and for which registration is appropriate, and will use such other measures as are appropriate to preserve its rights in its other General Intangibles. The Debtor will, at the request of Secured Party, retain off-site current copies of all materials created by or furnished to Debtor on which is recorded then-current information about any computer programs or data bases that Debtor has developed or otherwise has the right to use from time to time. Such materials include, without limitation, magnetic or other computer media on which object, source or other code is recorded or that are documentation of those computer programs or data bases, in the nature of listing printouts, narrative descriptions, flow diagrams and similar things. The Debtor will, at the request of Secured Party, deliver a set of such copies to Secured Party for safekeeping and retention or transfer in the event of foreclosure.

      Section 3.13. Securities; Voting, Dividends, Certificates, Options, Etc. Until the occurrence of a Default or an Event of Default, Debtor shall retain the right to vote any of the Securities constituting Collateral in a manner not inconsistent with the terms of this Agreement. If Debtor, as registered holder of such Securities, receives (i) any dividend or other distribution in cash or other property in connection with the liquidation or dissolution of the issuer of such Securities, or in connection with the redemption or payment of such Securities, or (ii) any stock certificate, option or right, or other distribution, whether as an addition to, in substitution of, or in exchange for, such Securities, or otherwise, Debtor agrees to accept same in trust for Secured Party and to deliver same forthwith to Secured Party or its designee, in the exact form received, with Debtor's endorsement or reassignment when necessary, to be held by Secured Party as Collateral.

      Section 3.14. Securities; Delivery or Registration. Upon request of Secured Party, Debtor will (i) deliver all of its Securities constituting Collateral and represented by certificates, including without limitation all stock of its Subsidiaries, to Secured Party to hold pursuant to the terms of this Agreement, and (ii) register in the name of Secured Party or its designee any uncertificated Security constituting Collateral or Secured Party's security interest therein on the books maintained by or on behalf of the issuer thereof or the depository therefor.

      Section 3.15. Further Assurances. Upon the written request of Secured Party, and at the sole expense of Debtor, Debtor will promptly execute and deliver such further instruments and documents and take such further actions as Secured Party may deem

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desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing of any financing statement under the UCC, execution of assignments of General Intangibles, delivery of appropriate stock or bond powers, transfer of Collateral (other than Inventory, Accounts and Equipment) to Secured Party's possession. The Debtor authorizes Secured Party to file any such financing statement without the signature of Debtor to the extent permitted by applicable law, and to file a copy of this Agreement in lieu of a financing statement. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately delivered to Secured Party, duly endorsed in a manner satisfactory to it.

             Section 4. NOTICES AND REPORTS PERTAINING TO COLLATERAL

      The Debtor will, with respect to the Collateral:

              (a) promptly furnish to Secured Party, from time to time upon request, reports in form and detail satisfactory to Secured Party;

              (b) promptly notify Secured Party of any Encumbrance other than those listed on Schedule A hereof asserted against the Collateral, including any attachment, levy, execution or other legal process levied against any of the Collateral, and of any information received by Debtor relating to the Collateral, including the Accounts, the account Debtors, or other Persons obligated in connection therewith, that may in any way adversely affect the value of the Collateral or the rights and remedies of Secured Party with respect thereto;

              (c) promptly notify Secured Party when it obtains knowledge of actual or imminent bankruptcy or other insolvency proceeding of any account Debtor or issuer of Securities;

              (d) deliver to Secured Party, as Secured Party may from time to time request, delivery receipts, customers' purchase orders, shipping instructions, bills of lading and any other evidence of shipping arrangements;

              (e) concurrently with the reports required to be furnished under subsection (a), and immediately if material in amount, notify Secured Party of any return or adjustment, rejection, repossession, or loss or damage of or to merchandise represented by Accounts or constituting Inventory and of any credit, adjustment or dispute arising in connection with the goods or services represented by Accounts or constituting Inventory; and
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              (f)    promptly after the application by Debtor for registration
                     of any General Intangibles, as contemplated in Section 3.13, notify Secured Party thereof.

      The Debtor authorizes Secured Party to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Secured Party in connection with the transactions contemplated herein at any time subsequent to twelve (12) months from the time such items are delivered to Secured Party.

      Section 5. SECURED PARTY'S RIGHTS WITH RESPECT TO COLLATERAL

      The Secured Party may, at its option and at any time, whether or not the Obligations are due, without notice or demand on Debtor, take the following actions with respect to the Collateral:

              (a) with respect to any Accounts: (i) notify account Debtors of the security interest of Secured Party in such Accounts and that payment thereof is to be made directly to Secured Party; (ii) demand, collect, and receipt for any amounts relating thereto, as Secured Party may determine; (iii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iv) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as Secured Party may deem appropriate; (v) receive, open and dispose of mail addressed to Debtor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of Debtor; and (vi) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though Secured Party were the absolute owner thereof for all purposes;

              (b) with respect to any Equipment and Inventory: (i) make, adjust and settle claims under any insurance policy related thereto and place and pay for appropriate insurance thereon; (ii) discharge taxes and other Encumbrances at any time levied or placed thereon; (iii) make repairs or provide maintenance with respect thereto; and (iv) pay any necessary filing fees and any taxes arising as a consequence of any such filing. The Secured Party shall have no obligation to make any such expenditures nor shall the making thereof relieve Debtor of its obligation to make such expenditures; and
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              (c)    with respect to any Securities: (i) transfer them at any
                     time to itself, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to any matured Obligations; and (ii) demand, sue for, collect or make any compromise or settlement it deems desirable.

      Except as otherwise provided herein, Secured Party shall have no duty as to the collection or protection of the Collateral nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral in its possession.

                            Section 6. SET-OFF RIGHTS

       Debtor hereby grants to Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Debtor), Bank may setoff the same or any part thereof and apply the same to any liability or obligation of Debtor even though unmatured and regardless of the adequacy of any other collateral securing the Note. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF DEBTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

                               Section 7. DEFAULTS

      An event of default ("Event of Default") shall exist hereunder if any of the following events or conditions occur:

              (a) failure to pay any Obligation when due or perform any covenant, agreement or obligation contained herein or in any agreement, instrument or other document evidencing, securing or otherwise delivered in connection with the Obligations;

              (b) failure of any representation or warranty, statement or information herein or in any documents or financial statements delivered or disclosed to Secured Party in connection with this Agreement or the Obligations to be true and correct;
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              (c)    loss, theft or substantial damage of or to a material
                     portion of the Collateral, or the issuance of an attachment or an injunction against Debtor affecting any of the Collateral;

              (d) default under any instrument constituting, or under any agreement (including, without limitation, any insurance policy) relating to a material portion of, any Collateral;

              (e) death, incapacity, dissolution, termination of existence, insolvency or business failure of Debtor or any indorser, guarantor or surety of or for any Obligation; appointment of a trustee, receiver, custodian, liquidator or other similar official for Debtor or any such party or any substantial part of its property; assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, Debtor or any such party; or

              (f)    occurrence of an Event of Default under the Note.

                 Section 8. SECURED PARTY'S RIGHTS AND REMEDIES

              (a) If an Event of Default shall have occurred and be continuing:

                     (i) Secured Party may, at its option, without notice or demand, cause all of the Obligations to become immediately due and payable and take immediate possession of the Collateral, and for that purpose Secured Party may, so far as Debtor can give authority therefor, enter upon any premises on which any of the Collateral is situated and remove the same therefrom or remain on such premises and in possession of such Collateral for purposes of conducting a sale or enforcing the rights of Secured Party therein or for completing the manufacture, processing or production thereof;

                     (ii) Debtor will, upon demand, assemble the Collateral and make it available to Secured Party at a place and time designated by Secured Party that is reasonably convenient to both parties;

                     (iii) Secured Party may collect and receive all income and proceeds in respect of the Collateral and exercise all rights of Debtor with respect thereto, including without limitation the right to exercise all voting and corporate rights at any meeting of the shareholders of the issuer of any Securities and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Securities as if Secured Party were the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, all without liability except to account for property actually received (but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing);

                     (iv) Secured Party may sell, lease or otherwise dispose of the Collateral at a public or private sale, with or without having the Collateral at the place of sale, and upon such terms and in such manner as Secured Party may determine, and Secured Party may purchase any Collateral at any such sale. Unless the Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, Secured Party shall send to Debtor prior written notice (which, if given within ten (10) days of any sale, shall be deemed to be reasonable) of the time and place of any public sale of the Collateral or of the time after which any private sale or other disposition thereof is to be made. The Debtor agrees that upon any such sale the Collateral shall be held by the purchaser free from all claims or rights of every kind and nature, including any equity of redemption or similar rights, and all such equity of redemption and similar rights are hereby expressly waived and released by Debtor. In the event any consent, approval or authorization of any governmental agency is necessary to effectuate any such sale, Debtor shall execute all applications or other instruments as may be required; and

                     (v) in any jurisdiction where the enforcement of its right hereunder is sought, Secured Party shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC.

              (b) Prior to any disposition of Collateral pursuant to this Agreement Secured Party may, at its option, cause any of the Collateral to be repaired or reconditioned (but not upgraded unless mutually agreed) in such manner and to such extent as to make it saleable.

              (c) The Secured Party is hereby granted a license or other right to use, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, relating to the Collateral, in completing production of, advertising for sale and selling any Collateral; and Debtor's rights under all licenses and all franchise agreements shall inure to Secured Party's benefit.

              (d) The Debtor recognizes that Secured Party may be unable to effect a public sale of all or a part of the Securities by reason of certain prohibitions contained in the Securities Act of 1933 (as amended from time to time, the "Securities Act") or the securities laws of various states (the "Blue Sky Laws"), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Debtor acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if the Securities were sold at public sales. The Debtor agrees that Secured Party has no obligation to delay sale of any of the Securities for the period of time necessary to permit the Securities to be registered for public sale under the Securities Act or the Blue Sky Laws, and that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

              (e) The Secured Party shall be entitled to retain and to apply the proceeds of any disposition of the Collateral, first, to its reasonable expenses of retaking, holding, protecting and maintaining, and preparing for disposition and disposing of, the Collateral, including attorneys' fees and other legal expenses incurred by it in connection therewith; and second, to the payment of the Obligations in such order of priority as Secured Party shall determine. Any surplus remaining after such application shall be paid to Debtor or to whomever may be legally entitled thereto, provided that in no event shall Debtor be credited with any part of the proceeds of the disposition of the Collateral until such proceeds shall have been received in cash by Secured Party. The Debtor shall remain liable for any deficiency.

                            Section 9. MISCELLANEOUS

      Section 9.1. Waivers. The Debtor waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of any loans made, credit or other extensions granted, collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description, except for such demands and notices as are expressly required to be provided to Debtor under this Agreement or any other document evidencing the Obligations. With respect to both the Obligations and the Collateral, Debtor assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as Secured Party may deem advisable. The Secured Party may exercise its rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for Obligations. The Secured Party shall not be deemed to have waived any of its rights with respect to the Obligations or the Collateral unless such waiver is in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not bar or waive the exercise of any right on any future occasion. All rights and remedies of Secured Party in the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, are cumulative and not exclusive of any remedies provided by law or any other agreement, and may be exercised separately or concurrently.

      Section 9.2. Expenses. The Debtor shall, on demand, pay or reimburse Secured Party for all reasonable expenses (including attorneys' fees of outside counsel or allocation costs of in-house counsel) incurred or paid by Secured Party after September 29, 2000 in connection with the preparation, negotiation and closing, and the administration or enforcement, of this Agreement, its on-site periodic examinations of the Collateral and any other amounts permitted to be expended by Secured Party hereunder, including without limitation such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, priority and value of any security interest created hereby, the collection, sale or other disposition of any of the Collateral or the exercise by Secured Party of any of the rights conferred upon it hereunder.

      Section 9.3. Successors and Assigns. This Agreement shall be binding upon Debtor, its successors and assigns, and shall inure to the benefit of and be enforceable by Secured Party and its successors and assigns. Without limiting the generality of the foregoing sentence, Secured Party may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to Secured Party herein.

       Section 9.4. Amendment. This Agreement may not be amended or modified except by a writing signed by Debtor and Secured Party, nor may Debtor assign any of its rights hereunder.

      Section 9.5. Cross Collateral. The security interests, liens and other rights and interests in and relative to any of the real or personal property of Debtor now or hereafter granted to Bank by Debtor by or in any instrument or agreement, including but not limited to this Agreement, shall serve as security for any and all liabilities of Debtor to Bank, including but not limited to the liabilities described in this Agreement and the Note and, for the repayment thereof, Bank may resort to any security held by it in such order and manner as it may elect.

      Section 9.6. Commercial Transaction. DEBTOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS PART IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY SEEK OR BE PERMITTED TO USE.

      Section 9.7. Jury Trial. DEBTOR AND BANK (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. DEBTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS SECURITY AGREEMENT AND MAKE THE LOAN.

      Section 9.8. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Bank in respect of the Obligations is rescinded or must otherwise be restored or returned by Bank upon the insolvency, Bankruptcy, dissolution, liquidation or reorganization of Debtor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Debtor or any substantial part of its properties, or otherwise, all as though such payments had not been made.

      Section 9.9. Notices. All notices, requests or demand to or upon a party to this Agreement shall be given or made by the other party hereto in writing and by depositing in the mails postage prepaid, return receipt requested addressed to the addressee at the address set forth below.

If to Bank:

      Fleet National Bank
      MS: CT EH 40223B
      777 Main Street
      Hartford, Connecticut 06115
      Attn: Area Manager-Managed Asset Division

with a copy to:

      Updike, Kelly & Spellacy, P.C.
      One State Street
      Hartford, CT  06103
      Attn:  Thomas A. Gugliotti, Esq.

If to Debtor:

      EDAC Technologies Corporation
      1806 New Britain Avenue
      Farmington, Connecticut 06032
      Attn:

with a copy to:


      --------------

      --------------

      --------------
      Attn:  Peter Blain, Esq.

      No other method of giving notice, request or demand is hereby precluded provided such shall not be deemed given until such notice is actually received at the address of the addressee.

      Section 9.10. Governing Law; Consent to Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with, the laws of the State of Connecticut. Debtor agrees that any suit for the enforcement of this Agreement, may be brought in the courts of the State of Connecticut or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon Debtor by mail at the address referred to Section 9.9. hereof. The Debtor hereby waives any objection that Debtor may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

      Section 9.11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

      Section 9.12. Headings. All article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      Section 9.13. Interpretation and Construction. The following rules shall apply to the interpretation and construction of this Agreement unless the context requires otherwise: (a) the singular includes the plural and the plural includes the singular; (b) words importing any gender include the other genders;
(c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes; (d) references to "writing" shall include printing, photocopy, typing, lithography and other means of reproducing words in a tangible, visible form; (e) the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; (f) references to the introductory paragraph, preliminary statements, articles, sections (or subdivisions of sections), exhibits or schedules are to those of this Agreement unless otherwise indicated;
(g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) references to Persons include their respective permitted successors and assigns; and (i) "or" is not exclusive.

      IN WITNESS WHEREOF, Secured Party and Debtor have executed this Agreement as of the date first set forth above.


                                     SECURED PARTY:

                                     FLEET NATIONAL BANK


                                     By:
                                         ---------------------
                                         Name:
                                         Its
                                         Duly authorized


                                     DEBTOR:

                                     EDAC TECHNOLOGIES CORPORATION


                                     By:
                                         ---------------------
                                         Name:
                                         Its
                                         Duly authorized

                                   SCHEDULE A